Exhibit 21

Subsidiaries of KeySpan Corporation and Jurisdiction of Incorporation

1.   Adrian Associates L.P. (approximately 40%) - New York

2.   Alberta Northeast Gas Ltd. (29.6%) - Canada

3.   Arlington Associates LP (owned 99% by Adrian Associates LP) - New York

4.   Bard, Rao + Athanas Consulting Engineers, LLC - Delaware

5.   Boston  Gas  Company  d/b/a/   KeySpan   Energy   Delivery  New  England  -
     Massachusetts

6.   Broken Bridge Corp. - New Hampshire

7.   Colonial  Gas  Company  d/b/a/  KeySpan  Energy   Delivery  New  England  -
     Massachusetts

8.   Eastern Associated Securities Corp. - Massachusetts

9.   Eastern Rivermoor Company, Inc. - Delaware

10. EnergyNorth Natural Gas, Inc. d/b/a/ KeySpan Energy Delivery New England - New Hampshire

11.  Enporian, Inc. (12.71%) - Delaware

12.  Essex  Gas  Company   d/b/a/   KeySpan   Energy   Delivery  New  England  -
     Massachusetts

13.  Honeoye Storage Corporation (52.2%) - New York

14.  Iroquois Gas Transmission System LP (19.4%) - Delaware

15.  Iroquois   Pipeline   Operating   Company   (Owned  100%  by  Iroquois  Gas
     Transmission System LP) - Delaware

16.  Island Energy Services Company, Inc. - New York

17.  Islander East Pipeline Company, LLC (50% Ownership) - Delaware


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18.  KeySpan C.I. Ltd. - Cayman Islands

19.  KeySpan CI II Ltd. - Cayman Islands

20.  KeySpan CI Midstream Limited - Delaware

21.  KeySpan Communications Corp. - New York

22.  KeySpan Corporate Services LLC - New York

23.  KeySpan Electric Services LLC - New York

24.  KeySpan Energy Corporation - New York

25.  KeySpan Energy Development Co. d/b/a KeySpan Canada - Nova Scotia

26.  KEDC Holdings Corp. - Delaware

27.  KeySpan Energy Management, LLC d/b/a KeySpan Business Solutions - Delaware

28.  KeySpan Energy Services Inc. - Delaware

29.  KeySpan  Energy  Services  New  Jersey,  LLC  (formerly  Fritze  KeySpan) -
     Delaware

30.  KeySpan Energy Solutions, LLC d/b/a KeySpan Home Energy Services - Delaware

31.  KeySpan Energy Supply, LLC - Delaware

32.  KeySpan Energy Trading Services LLC - New York

33. KeySpan Engineering Associates, Inc. d/b/a KeySpan Business Solutions - New York

34.  KeySpan Engineering & Survey, Inc. - New York

35.  KeySpan Exploration and Production, LLC - Delaware


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


36. KeySpan Gas East Corporation d/b/a/ KeySpan Energy Delivery Long Island - New York

37.  KeySpan Generation LLC - New York

38.  KeySpan-Glenwood Energy Center, LLC - Delaware

39. KeySpan Home Energy Services, LLC d/b/a KeySpan Home Energy Services - Delaware

40. KeySpan Home Energy Services (New England), LLC d/b/a KeySpan Home Energy Services - Delaware

41.  KeySpan IGTS Corp. - New York

42.  KeySpan Insurance Company - Vermont

43.  KeySpan International Corporation - Delaware

44.  KeySpan Islander East Pipeline, LLC - Delaware

45.  KeySpan LNG GP, LLC - Delaware

46.  KeySpan LNG LP, LLC - Delaware

47.  KeySpan LNG, LP - Delaware

48.  KeySpan Luxembourg S.A.R.L. - Luxembourg

49.  KeySpan MHK, Inc. - Delaware

50.  KeySpan Midstream Inc. - Delaware

51.  KeySpan Millennium, LLC - Delaware

52.  KeySpan New England, LLC - Massachusetts

53.  KeySpan North East Ventures Inc.- Delaware

54.  KeySpan Plumbing  Solutions,  Inc. d/b/a KeySpan Home Energy Services - New
     York


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


55. KeySpan Plumbing & Heating Solutions, LLC d/b/a KeySpan Home Energy Services - Delaware

56.  KeySpan-Port Jefferson Energy Center, LLC - Delaware

57.  KeySpan Ravenswood, LLC - New York

58.  KeySpan Ravenswood Services Corp. - New York

59.  KeySpan Services, Inc. - Delaware

60.  KeySpan Technologies Inc. - New York

61.  KeySpan Telemetry Solutions, LLC - Delaware

62.  KeySpan UK Limited - United Kingdom

63.  KeySpan Utility Services LLC - New York

64.  KSI Contracting, LLC d/b/a KeySpan Business Solutions - Delaware

65.  KSI Electrical, LLC d/b/a KeySpan Business Solutions - Delaware

66.  KSI Mechanical, LLC d/b/a KeySpan Business Solutions - Delaware

67.  KSNE, LLC - Delaware

68.  Marquez Development Corp. - New York

69.  METRO ENERGY, L.L.C. - Delaware

70.  Millennium Pipeline Company, LLC (26.25%) - Delaware

71.  Millennium Pipeline Management Company, LP (21%) - Delaware

72.  MyHomeGate, Inc. - Delaware

73.  myhomekey.com, Inc. (18.2%) - Delaware

74.  Mystic Steamship Corporation - Delaware

75.  Nicodama Beheer V. B.V. - Netherlands

76.  North East Transmission Co., Inc. - Delaware


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


77.  Northeast Gas Markets LLC (90% Ownership) - Delaware

78.  Paulus,  Sokolowski  and Sartor,  LLC d/b/a  KeySpan  Business  Solutions -
     Delaware

79.  PCC Land Company, Inc. - Texas

80.  Philadelphia Coke Co., Inc. - Delaware

81.  Seneca Upshur Petroleum, Inc.- West Virginia

82.  Steuben Gas Storage  Company  (owned 50% by Arlington  Associates LP) - New
     York

83. The Brooklyn Union Gas Company d/b/a/ KeySpan Energy Delivery New York - New York

84.  Transgas, Inc. - Massachusetts

Note: All subsidiaries owned 100% unless otherwise indicated. Subsidiaries are held both directly and indirectly by KeySpan Corporation.




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